UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2018

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Beginning January 1, 2018, The Interpublic Group of Companies, Inc. and subsidiaries (the “Company”) has adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, ("ASC 606") using the full retrospective method. This adoption method requires the Company to restate each prior reporting period presented consistent with ASC 606 in future filings. The Company has also revised the presentation of its Consolidated Statements of Operations. The Company is furnishing this Form 8-K under Regulation FD to present selected unaudited data from the Company’s previously reported financial information for the year ended December 31, 2017 on a basis consistent with the standard and presented in the Company's new format. Beginning with the quarter ending March 31, 2018, the Company’s financial information will reflect the adoption of ASC 606 and the new presentation, with prior periods adjusted accordingly. The information presented in this Form 8-K is being furnished, not filed, under Item 7.01 of Form 8-K.

Revenue from Contracts with Customers
In May 2014, the Financial Accounting Standards Board ("FASB") issued a new standard related to revenue recognition which requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Adoption of ASC 606 did not have a material impact on the Company’s reported operating income or net income. The most significant impact of ASC 606 relates to an increase in third party costs included in both revenue and costs, primarily in connection with our events businesses, which has no impact on operating income, net income or cash flows. ASC 606 also accelerates the recognition of revenue, primarily as a result of estimating variable consideration, impacting the timing of revenue recognition between quarters, but also, to a lesser extent, the amount of annual revenue recognized. Adoption of ASC 606 did not have a material impact on other line items within the Consolidated Statements of Operations, Consolidated Balance Sheets or Consolidated Statements of Cash Flows.

Consolidated Statements of Operations
The Company has revised the new presentation of its Consolidated Statements of Operations, which disaggregates net revenue and billable expenses within total revenue and separately presents cost of services; selling, general and administrative expenses; and depreciation and amortization within operating expenses. The revised presentation does not impact total revenue, operating expenses or operating income.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1: Supplemental Investor Information- New Revenue Accounting Standard ASC 606 and Income Statement Format

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: April 23, 2018	By: /s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary